UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On September 26, 2007, the Board of Directors of Washington Gas Light Company (Washington Gas), a wholly-owned subsidiary of WGL Holdings, Inc., adopted amendments to its Bylaws. The amendments became effective immediately upon adoption.
The amendments to Washington Gas’s Bylaws are to Article II, Sections 1 and 4, reflecting the designation of a Lead Director in place of the current provision for a Presiding Director.
ITEM 8.01 OTHER EVENTS
Effective September 26, 2007, the Board of Washington Gas adopted revisions to the Corporate Governance Guidelines of Washington Gas. The Corporate Governance Guidelines were revised to formally designate the position of Lead Director of the Board. Under the newly adopted guidelines, the Chairman of the Board’s Governance Committee will also serve as the Lead Director. The Lead Director will:
-	preside at all meetings of the board at which the Chairman is not present, including independent executive sessions of the independent directors;

-	approve information sent to the board;

-	approve meeting agendas for the board;

-	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

-	have the authority to convene meetings of the independent Directors;

-	be available to communicate or meet with any shareholder controlling at least 5% of the outstanding voting stock of Washington Gas and

-	function as a liaison between the Chairman and independent Directors, as necessary.
Washington Gas’s revised Corporate Governance Guidelines are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The Corporate Governance Guidelines may also be viewed at www.wglholdings.com.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
3(ii) Article II, Section 1 and Section 4, text of amendment to Bylaws of Washington Gas Light Company.
99.1 Washington Gas’s Corporate Governance Guidelines.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

Date: September 28, 2007	Mark P. O’Flynn
Controller
(Principal Accounting Officer)